EXHIBIT 10.22

BASE SALARIES OF EXECUTIVE OFFICERS OF THE REGISTRANT

As of March 15, 2005, the following are the base salaries (on an annual basis) of the executive officers of Iomega Corporation:

Werner T. Heid	$475,000
President and Chief Executive Officer
Anna L. Aguirre	$190,000
Vice President, Human Resources and Facilities
Sean P. Burke	$300,000
Executive Vice President, Consumer Solutions and Operations
Thomas D. Kampfer	$300,000
Executive Vice President, Business Solutions, General Counsel and Secretary
Thomas Liguori	$260,000
Vice President, Finance and Chief Financial Officer